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                                                                   EXHIBIT 11(A)


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                         Consent of Independent Auditors






The Board of Trustees
Norwest Advantage Funds:


We consent to the use of our reports dated July 21, 1997 incorporated by reference herein and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Counsel and Auditors" in the Statement of Additional Information included herein.



                                                    /s/ KPMG Peat Marwick LLP
                                                    KPMG Peat Marwick LLP




Boston, Massachusetts
November 24, 1997